UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2025

KINDLY MD, INC.

(Exact name of registrant as specified in its charter)

Utah	001-42103	84-3829824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5097 South 900 East, Suite 100, Salt Lake City, UT	84117
(Address of Principal Executive Offices)	(Zip Code)

(385) 388-8220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	NAKA	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase shares of Common Stock, par value $0.001 per share	NAKAW	OTC Pink Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into Material Agreement

Kraken Loan Agreement

On December 3, 2025, Kindly MD, Inc., a Utah corporation (the “Company”), through its subsidiary Nakamoto Holdings Inc., a Delaware corporation (the “Borrower”), entered into a Master Loan Agreement with Payward Interactive, Inc., a Florida corporation, doing business as Kraken (“Kraken”) (the “Kraken Loan Agreement”), pursuant to which the Borrower may, from time to time, borrow fiat or digital currencies on the terms set forth therein and in the related loan term sheets entered into thereunder. The Kraken Loan Agreement contains customary conditions, initial collateral requirements, collateral maintenance and liquidation mechanics, and early return and recall rights. The obligations under the Kraken Loan Agreement are prepayable at the option of the Borrower, provided that, prepayments made prior to the six month anniversary of the initial funding date shall be subject to a make-whole payment for such six month period.

On December 4, 2025, the Borrower and Kraken executed an initial term sheet (the “Initial Term Sheet”) under the Kraken Loan Agreement for a fixed-term loan of 93,000,000 USDT bearing a fee of 8.00% per annum, maturing on December 4, 2026 (the “Initial Loan”), and secured solely by 1,178 Bitcoin pledged by Borrower to Kraken (the “Initial Collateral”). On December 9, 2025, the Borrower and Kraken executed a second term sheet (the “Second Term Sheet”) for a fixed-term loan of 210,000,000 USDT, which amount includes the Initial Loan balance (the “Kraken Loan”), bearing a fee of 8.00% per annum, maturing on December 4, 2026. The Second Term Sheet amends and supersedes the Initial Term Sheet in its entirety, and confirms that the Initial Loan was deemed repaid and subsequently transferred to Borrower pursuant to the Second Term Sheet. The Kraken Loan will be secured solely by Bitcoin having a value of not less $323.4 million within five business days following the date hereof (the “Kraken Collateral”), in accordance with the Second Term Sheet and Kraken Loan Agreement.

The obligations owed by the Borrower to Kraken are secured solely by the Kraken Collateral and no other assets of Company or Borrower. The Kraken Collateral is held for the benefit of Kraken by Payward Financial, Inc., an affiliate of Kraken, and subject to an account control agreement by and among Kraken, the Borrower and the custodian. Should the value of the Kraken Collateral exceed a certain value threshold, excess Kraken Collateral shall be returned to the Borrower. Similarly, should the value of the Kraken Collateral fall below a certain value threshold, the Borrower shall pledge additional Bitcoin to Kraken.

The Company will use the proceeds from the Kraken Loan to satisfy its obligations in full under the outstanding term loan facility extended under the Master Loan Agreement, dated October 6, 2025, with Antalpha Digital Pte. Ltd.

The foregoing summary of the Kraken Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registration

The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Kraken Loan Agreement Initial Term Sheet, the Initial Loan, Second Term Sheet, and Kraken Loan is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Master Loan Agreement, dated as of December 3, 2025, among Nakamoto Holdings Inc. and Payward Interactive, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

KINDLY MD, INC.

Dated: December 9, 2025	By:	/s/ David Bailey
David Bailey
Chief Executive Officer

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